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Acxiom to Acquire LiveRamp

Fuel for the Entire Marketing Ecosystem

LITTLE ROCK, Arkansas – May 14, 2014 Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company, today announced that it has entered into a definitive agreement to acquire privately held LiveRamp, a leading service for onboarding customer data into digital marketing applications, for approximately $310 million in cash.

Through the acquisition of LiveRamp, Acxiom will expand its capability to bridge the gap between offline data and the rapidly growing universe of online marketing applications with better matching, more connectivity and faster onboarding. Acxiom is committed to maintaining an open and neutral onboarding service for the entire marketing ecosystem, helping to make every technology platform better by providing access to more data in a private and secure manner.

“This is a win for the entire marketing industry,” said Acxiom CEO Scott Howe. “This deal brings together the world’s leading marketing data company with the emerging leader in data onboarding to create the industry’s most comprehensive network of connections. Together, we will accelerate our vision of a connected ecosystem that delivers true one-to-one marketing at scale. The combination should help virtually everyone in the industry achieve better connections, better insights and better results.”

Collectively, Acxiom and LiveRamp have relationships with more than 7,000 global customers and partnerships with the world’s premier technology platforms and media providers. The combined industry-leading capabilities will allow the ecosystem to reach more than 99 percent of the adult U.S. population with relevant and targeted messages across all channels and devices. Over the coming twelve months, Acxiom and LiveRamp expect to expand this capability globally, most specifically in Europe and Asia-Pacific.

“Joining Acxiom is a real win for our customers, partners and employees,” said LiveRamp CEO Auren Hoffman. “We look forward to having access to Acxiom’s extensive resources, talent and technology and believe the combination will help us reach our goal of making every marketing application more valuable through the power of connected data.”

LiveRamp Brings to Acxiom

·	A leading service for data onboarding, empowering customers and partners to connect data across the marketing ecosystem
·	A growing base of over 200 customers, including some of the world’s largest brands in retail, communications, entertainment and financial services
·	An expansive partner network, with seamless integrations to nearly 100 of the leading marketing technology companies
·	One of the fastest growing companies in the digital marketing space, having grown revenue triple digits in each of the last two years
·	A richly talented team of approximately 70 employees based in San Francisco, California. LiveRamp will maintain its office in San Francisco and Auren Hoffman will continue to lead the LiveRamp team.

Financial Impact of the Proposed LiveRamp Acquisition

Total consideration is $310 million in cash.

The transaction, which is subject to customary closing conditions, is expected to close mid-summer.

The acquisition will be dilutive on both a GAAP and non-GAAP basis. Overall fiscal 2015 guidance will be given during the company’s fiscal 2014 year-end earnings call to be held today at 4:00 p.m. CDT.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 40 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our 7,000+ global clients. For more information, please visit www.acxiom.com.

About LiveRamp

LiveRamp is a leading service for onboarding and delivering customer data to digital marketing applications. By connecting nearly 100 disparate application providers, LiveRamp helps the world’s leading brands use their data to run more efficient, personalized marketing campaigns. For more information, please visit www.LiveRamp.com.

Forward-Looking Statements

This release may contain forward-looking statements including, without limitation, statements regarding the anticipated reach of the marketing platform, future availability of services and capabilities, timing and benefits and the economic and accounting impacts, timing and benefits associated with the acquisition of LiveRamp by Acxiom. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the integration of the two businesses may not yield the expected results, the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2013, which was filed with the Securities and Exchange Commission on May 29, 2013.
With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

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